Corporations Section PO Box 13697 Austin, Texas 78711-3697	Office of the Secretary of State	Hope Andrade Secretary of State

July 14, 2010

Attn: Jason Burgess

YELLOW7 Interactive
104 Hardwicke Lane
Little Elm, TX 75068 USA

Re: YELLOW7, Inc.
File Number: 801293278

It has been our pleasure to approve and place on record the filing instrument effecting a conversion.  The appropriate evidence is attached for your files. Payment of the filing fee is acknowledged by this letter.

If we can be of further service at any time, please let us know.

Sincerely,

Corporations Section
Business & Public Filings Division
(512)463-5555

Corporations Section PO Box 13697 Austin, Texas 78711-3697	Office of the Secretary of State CERTIFICATE OF CONVERSION	Hope Andrade Secretary of State

The undersigned, as Secretary of State of Texas, hereby certifies that a filing instrument for

Yellow7, L.L.C.
File Number 800778718

Converting it to

YELLOW7, Inc.
File Number: 801293278

has been received in this office and has been found to conform to law. ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing the acceptance and filing of the conversion on the date shown below.

Dated: 07/13/2010

Effective: 07/13/2010

/s/ Hope Andrade
Hope Andrade
Secretary of State

Corporations Section PO Box 13697 Austin, Texas 78711-3697	Office of the Secretary of State CERTIFICATE OF FILING OF	Hope Andrade Secretary of State

YELLOW7, Inc.
File Number: 801293278

The undersigned, as Secretary of State of Texas, hereby certifies that a Certificate of Formation for the above named Domestic For-Profit Corporation has been received in this office and has been found to conform to the applicable provisions of law.

ACCORDINGLY, the undersigned, as Secretary of State, and by virtue of the authority vested in the secretary by law, hereby issues this certificate evidencing filing effective on the date shown below.

The issuance of the certificate does not authorize the use of a name in this state in violation of the rights of another under the federal Trademark Act of 1946, the Texas trademark kaw, the Assumed Business of Professional Name Act, or the common law.

Dated: 07/13/2010

Effective: 07/13/2010

/s/ Hope Andrade
Hope Andrade
Secretary of State

Form 201 Secretary of State PO Box 13697 Austin, TX 78711-3697 512 463-5555 FAX 512/463-5709	Certificate of Formation For-Profit Corporation

Article 1 - Entity Name and Type

The filing entity being formes is a for-profit corporation.  The name of the entity is:
    Yellow7, Inc..

Article 2 - Registered Agent and Registered Office

☐A. The initial registered agent is an organization by the name of: ___________________
OR
☒B. The initial registered agent is an individual resident of the state whose name is set forth below:
Name :  Burgess, Jason

C. The business address of the registered agent and the registered agent office address is:
Street Address:  104 Hardwicke Lane, Little Elm, TX 75068

Article 3 - Directors
The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are the serve as directors until the first annual meeting of the shareholders or until their succerrors are elected and qualified are as follows:

Director 1:  Jason Burgess
Address:  1322 Shell Beach Dr., Little Elm, TX 75068
Director 2:  Jon Burgess
Address:  970 Tourmaline Cove, Oak Point, TX 75068

Article 4 - Authorized Shares

The total number of shares the corporation is authorized to issue is:  100,000,000

☒A. The par value if each of the authorized shares is:   0.0001
OR
☐B. The shares have no par value.

Article 5 - Purpose

The purpose for which the corporation is formed is for the transaction of any and all lawful business for which a for-profit corporation may be organized under the Texas Business Organizations Code.

Supplemental Provisions / Information

Internet Marketing and Advertising to include web design, web developement, (SEO) Search Engine Optimazation, (SEM) Search Engine Marketing, Social Media, Mobile Marketing, App Developement, Media Buying and Planning

* SEE ATTACHMENT

Organizer
The names and address of the organizer :
Jason Burgess   104 Hardwicke Lane, Little Elm, TX 75068

Effectiveness of Filing

☒A. This document becomes effective when the document is filed by the secretary of state.
☐B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is: __________
☐C. This document takes effect upon the occurrence of a future event or fact, other than the passage of time.  The 90th day after the date of signing is:____________
The following event or fact will cause the document to take effect in the manner described below:
__________________________________

Execution

The undersigned affirms that the person designated as a registered agent has consented to the appointment. The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized to execute the filing instrument.
/s/ J Burgess
Signature of Organizer
Date:  07/12/2010

ATTACHMENT:

Name of conveting entity:
Yellow7, L.L.C.
104 Hardwicke Lane
Little Elm, Texas 75068
972-731-6720

Converted Entity:
YELLOW7, Inc.
104 Hardwicke Lane
Little Elm, Texas 75068
972-731-6720

YELLOOW7, LLC will convert to a Corporation in Texas under the new name of YELLOW7, Inc.

Date of formation: 07/15/2010
Type of Organization: Corporation
Jurisdiction of formation:  Denton County (Texas)

YELLOW7, Inc. is a full service interactive agency specializing in all forms of online marketing to include Web Developement, Flash Design and developement, (SEO) Search Engine Optimazation, (SEM) Search Engine Marketing, (SMO) Social Media Marketing, Mobile Marketing, App Developement, Media Buying and Planning.